UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2011
APAC Customer Services, Inc.
(Exact name of registrant as specified in its charter)

Illinois	000-26786	36-2777140

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Waukegan Road, Suite 300, Bannockburn, Illinois,	60015

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (847) 374-4980
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On July 6, 2011, APAC Customer Services, Inc., an Illinois corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Blackhawk Acquisition Parent, LLC, a Delaware limited liability company (“Parent”) and Blackhawk Merger Sub, Inc., an Illinois corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of One Equity Partners (“OEP”). The Merger Agreement was unanimously approved by the Company’s Board of Directors (the “Board”).
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of the Company (other than any shares owned by the Company, Parent, Merger Sub or any of their wholly-owned subsidiaries or by any stockholders who are entitled to and who properly exercise appraisal rights under Illinois law), will be cancelled and will be converted automatically into the right to receive $8.55 in cash (the “Merger Consideration”), without interest.
Pursuant to the Merger Agreement, as of the Effective Time, each stock option to purchase shares of the Company’s common stock that has vested and is outstanding and unexercised immediately prior to the Effective Time shall, in lieu of receiving the Company’s common stock, have the right thereafter and during the term of such option (subject to the terms and conditions governing such option) to receive upon exercise a cash payment in an amount equal to the product of (x) the total number of the shares of the Company’s common stock issuable upon exercise of such option, and (y) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per share subject to the option, less any applicable taxes (the “Option Cash Payment”). Each stock option that has not vested as of the Effective Time shall continue to remain outstanding and shall continue to vest in accordance with the terms governing such option. At such time or times when such options or portions thereof vest, the holder will be entitled to receive upon exercise the Option Cash Payment. As of the Effective Time, each stock option awarded to a non-employee director of the Company shall vest in full and 50% of all other unvested options to purchase shares of the Company’s common stock shall vest.
Stockholders of the Company will be asked to approve the Merger at a special meeting that will be held on a date to be announced. Consummation of the Merger is subject to customary conditions, including without limitation: (i) the approval by the holders of at least two-thirds of the outstanding shares of the Company’s common stock entitled to vote on the Merger at a duly called stockholders meeting (the “Stockholder Approval”), (ii) the expiration or early termination of the waiting period applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the consent or approval required under any other applicable competition, antitrust, merger control or investment laws and (iv) the absence of any law or order restraining, enjoining or prohibiting the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (x) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality or other qualifiers) and (y) the other party’s compliance with its material covenants and agreements contained in the Merger Agreement in all material respects. Availability of financing for the Merger is not a condition to the Parent and Merger Sub’s obligations to consummate the Merger.
The Company has made customary representations and warranties to Parent in the Merger Agreement. The Company has also entered into certain customary covenants and agreements in the Merger Agreement, including without limitation covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s stockholders for the purpose of obtaining the Stockholder Approval and (iii) the use of the Company’s reasonable best efforts to cause the Merger to be consummated.
Under the Merger Agreement, the Company is subject to a “no-shop” restriction on its ability to solicit offers or proposals relating to a takeover proposal or to provide information to or engage in discussions or negotiations with third parties regarding a takeover proposal. Prior to receipt of the Stockholder Approval, the no-shop provision is subject to a “fiduciary out” provision that allows the Company to provide information and participate in discussions with respect to an unsolicited written takeover proposal that the Board has determined in good faith constitutes or would reasonably be expected to result in a Superior Proposal and, subject to compliance with the terms of the Merger Agreement, to change its recommendation or, subject to paying the termination fee described below, terminating the agreement to enter into an agreement with respect to such Superior Proposal. A “Superior Proposal” is a written proposal for 50% or more of the Company or its consolidated assets on terms that the Board has determined in good faith, after consultation with the Company’s legal and financial advisors, and taking into account all of the terms of such proposal, are more favorable from a financial point of view to the Company’s stockholders than the Merger. Prior to any such change in the Board’s recommendation or termination of the Merger Agreement, the Company must notify the Parent and negotiate in good faith with the Parent for a period of three business days to amend the terms of the Merger Agreement to address the reasons for the proposed change of recommendation or termination.

The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Parent a termination fee in an amount equal to $15.0 million. In addition, subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by February 29, 2012.
An investment fund affiliated with OEP has executed a guaranty, dated as of July 6, 2011, pursuant to and subject to the terms and conditions of which, it has guaranteed for up to $469.0 million all of the payment obligations of, and all liabilities and damages payable by, Parent and Merger Sub under the Agreement, including the obligation to pay the Merger Consideration.
Concurrently with the execution and delivery of the Merger Agreement, Parent and Theodore Schwartz (the Company’s Chairman and founder) and certain affiliated entities (collectively, the “Schwartz Stockholders”) entered into a Voting Agreement (the “Voting Agreement”). As of the date hereof, the Schwartz Stockholders hold shares of the Company’s common stock or options to purchase such shares representing approximately 39% of the Company’s total outstanding shares. Pursuant to the Voting Agreement, the Schwartz Stockholders have agreed to vote all shares of the Company’s common stock owned or acquired by them prior to the termination of the Voting Agreement (i) in favor of the adoption and approval of the Merger Agreement and any transactions contemplated thereby, (ii) against any competing proposal or a nominee to the Board other than a person nominated by the current Board, a committee of the Board and/or Mr. Schwartz; and (iii) against any other action, proposal or transaction that would reasonably be expected to prevent impede, interfere with, delay, postpone or adversely affect the transactions contemplated by the Merger Agreement. The Voting Agreement terminates upon the earlier of (i) termination of the Voting Agreement by mutual consent, (ii) the termination of the Merger Agreement, (iii) February 29, 2012, (iv) any reduction or change in the form of the Merger Consideration and (v) the Effective Time.
The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Merger Sub or any of their respective affiliates or businesses. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective affiliates or businesses. Moreover, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters that the parties have exchanged. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts of the Company, Parent, Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 8.01	Other Events
On July 7, 2011, the Company and OEP issued a joint press release announcing that the Company is expected to be acquired by an affiliate of OEP.
Forward-Looking Statements
This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the Company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the Company’s management. The Company intends its forward-looking statements to speak only as of the date on which they were made. The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.
The following factors, among others, could cause the Company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the Company; the performance of its clients and general economic conditions; its financial results depend on the ability to effectively manage production capacity and workforce; the terms of its client contracts; its ability to sustain profitability; its availability of cash flows from operations and compliance with debt covenants and funding requirements under the Company’s credit facility; its ability to conduct business internationally, including managing foreign currency exchange risks; its principal shareholder can exercise significant control over the Company; its ability to attract and retain qualified employees; the potential for downward pricing pressures in its industry and other competitive factors; changes to government regulations; the effect of rapid technology changes; acts of God, political instability or other events outside its control; the impact from unauthorized disclosure of sensitive or confidential client or customer data; the inability to complete the acquisition in a timely manner, if at all; the inability to complete the acquisition due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the acquisition, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement; the possibility that competing offers will be made; the effect of a change in the Company’s business relationships, operating results and business generally, diversion of management’s attention from ongoing business concerns as a result of the pendency or consummation of the acquisition; the possibility that legal proceedings may be instituted against the Company or others relating to the acquisition and the outcome of such proceedings; and other risk factors listed in the Company’s most recent SEC filings.
Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the Company’s most recent annual report on Form 10-K and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission.
Additional Information and Where to Find It
In connection with the proposed merger, the Company will file with the SEC relevant materials, including a preliminary proxy statement on Schedule 14A with respect to the special meeting of stockholders that will be held to consider the Merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY URGES INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT INCLUDING ANY AMENDMENTS OR SUPPLEMENTS AND ANY OTHER RELEVANT DOCUMENTS THE COMPANY FILES WITH THE SEC REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED ACQUISITION. Copies of all documents filed with the SEC regarding this transaction can be obtained, free of charge, at the SEC’s website (www.sec.gov). They can also be obtained from the Investor Relations section of the Company’s website at http://ir.apaccustomerservices.com/index.cfm.

The Company and its directors, executive officers and certain other members of management may be soliciting proxies from Company shareholders in favor of the Merger. Information regarding the persons who, under the rules of the SEC, may be deemed participants in the solicitation of the Company’s shareholders in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. Information about the Company’s executive officers and directors is contained in the proxy statement for Company’s 2011 annual meeting of shareholders, filed with the SEC on April 22, 2011. Copies of these documents may also be obtained from the Company as described above.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among Blackhawk Acquisition Parent, LLC, Blackhawk Merger Sub, Inc. and APAC Customer Services, Inc., dated as of July 6, 2011.

99.1	Joint Press Release, dated July 7, 2011, of APAC Customer Services, Inc. and One Equity Partners.

*
The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APAC Customer Services, Inc.
Date: July 12, 2011	By:	/s/ Robert B. Nachwalter
		Name:	Robert B. Nachwalter
		Title:	SVP and General Counsel